SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
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[ ]  Definitive additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) of Rule 14a-12


                          O'SULLIVAN CORPORATION
             (Name of Registrant as Specified In Its Charter)

                            C. Bryant Nickerson
                        Treasurer, CFO and Secretary
                          O'Sullivan Corporation
                            1944 Valley Avenue
                        Winchester, Virginia  22601
                              (703) 667-6666
                 (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):
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or Item 22(a)(2) of Schedule 14A.
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     14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
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     3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(Set forth the amount on which the filing fee is calculated and state how it was determined):
         _________________________________________________________________
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         _________________________________________________________________
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                      											March 29, 1996





                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held Tuesday, April 30, 1996




To The Holders of O'Sullivan Corporation Common Stock:

  Notice is hereby given that the annual meeting of stockholders of O'Sullivan Corporation will be held on Tuesday, April 30, 1996, at 11:00 a.m., at the Winchester Country Club, 1300 Senseny Road, City of Winchester, Virginia for the purpose of:

  (a)  Election of directors for the ensuing year;

  (b) Approval of the appointment of Yount, Hyde & Barbour, P.C., of Winchester, Virginia, as auditors for the 1996 fiscal year; and

  (c) Transaction of such other business as may properly come before the meeting.

  Enclosed you will find a proxy form, a proxy statement, and the 1995 annual report.

  Only stockholders of record at the close of business on March 8, 1996, will be entitled to vote at the meeting.

  The Board of Directors would like to have as many stockholders as possible attend the meeting in person. However, whether or not you plan to be present, please date, sign, and mail the enclosed proxy promptly in the enclosed stamped return envelope.

  Also, if you plan to attend the meeting in person this year, please complete and return the enclosed Annual Meeting Registration card so that we may better plan the necessary arrangements for the meeting.






                                        /s/  C. Bryant Nickerson
                                        ---------------------------
                                        C. BRYANT NICKERSON
                                        Treasurer, CFO & Secretary







                                       1

                      											March 29, 1996




                             O'Sullivan Corporation
                               1944 Valley Avenue
                           Winchester, Virginia 22601



                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 30, 1996




  The enclosed proxy is solicited by and on behalf of the Board of Directors of O'Sullivan Corporation (the "Company") for the 1996 annual meeting of stockholders of the Company scheduled for April 30, 1996, or any adjournments thereof, for the purposes set forth in the attached notice of annual meeting. This proxy statement and enclosed proxy are being mailed to stockholders on or about March 29, 1996.


  Any stockholder executing a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. The giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. However, attendance at the meeting will not, without notice of revocation, revoke a proxy for the meeting.


  Each holder of record of the Common Stock of the Company, $1.00 par value (the "Common Stock"), at the close of business on March 8, 1996, will be entitled to one vote for each share registered in his name on each matter brought before the meeting. At the close of business on March 8, 1996, 16,424,602 shares of the Common Stock were outstanding and entitled to vote.


  The enclosed proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the appointment of Yount, Hyde & Barbour, P.C. as auditors, unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions. At this time, no matters other than those specified are expected to come before the meeting. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies, which confer discretionary authority to vote on such matters, in accordance with their best judgment.






                                       2

  Except for the election of directors, action on a matter submitted to the stockholders at the meeting will be approved if a quorum is present at the meeting and the votes cast in favor of the action exceed the votes cast against it. With respect to the election of directors, the nine nominees receiving the greatest number of votes cast for the election of directors will be elected, assuming a quorum is present at the meeting. Presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum. Shares for which the holder has elected to abstain or to withhold the proxies' authority to vote (including broker non-votes) on a matter will count toward a quorum but will have no effect on the action taken with respect to such matter.


  In addition to the solicitation of proxies by mail, the Company's officers and regular employees may solicit proxies by telephone, facsimile transmission or personal interview. The Company will bear the cost of all solicitation.


                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS


  The following table sets forth certain information as to the beneficial ownership of the Company's Common Stock by any person known to the Company to be the beneficial owner of more than five percent of such stock as of January 31, 1996. To the best knowledge of the Company, the persons named in the table have sole voting and investment powers with respect to shares shown as owned by them.


NAME AND ADDRESS OF         NUMBER OF SHARES          PERCENT
 BENEFICIAL OWNER          BENEFICIALLY OWNED         OF CLASS

 Arthur H. Bryant II          2,706,595                16.5%
 P. O. Box 2929
 Alexandria, VA  22313

 Magalen O. Bryant            1,013,511                 6.2%
 Locust Hill Farm
 Middleburg, VA 22117

                         ITEM ONE-ELECTION OF DIRECTORS

  A board of nine directors of the Company is to be elected at the meeting to serve until the next annual meeting or until their successors are elected. Each of the nominees listed below is presently a director of the Company, and each was elected by the stockholders at the last annual meeting for a term expiring at the 1996 annual meeting.

  Each director nominee has agreed to serve if elected. If any nominee is unable or unavailable to serve, a circumstance which is not expected, the proxy may be voted for the election of other persons that may be nominated during the meeting, except that any proxy that is marked to withhold authority to vote for election of directors will not be voted for any nominee.


                                       3

  The names of the nominees and certain information concerning their business experience and other matters are set forth below.

NAME, AGE, COMPANY POSITIONS,     DIRECTOR     COMMON STOCK   PERCENT
PRINCIPAL OCCUPATION AND            SINCE      BENEFICIALLY   OF CLASS
DIRECTORSHIPS IN PUBLIC                        OWNED AS OF
CORPORATIONS                                     1/31/96

John J. Armstrong,      71         1986(1)        136,941(2)(4)  0.8%
Palm City, FL,
Private Investor;
Former President of the
Company, 1971-1975

C. Hugh Bloom, Jr.,     62         1990            14,403(4)     0.1%
Easton, PA,
Vice President, C.F. Martin & Co., Inc.

Arthur H. Bryant, II,   53         1967         2,706,595(2)(3) 16.5%
Alexandria, VA,                                          (4)
Chairman of the Board and
Chairman and Chief Executive Officer of the
Company 1986-1995

Magalen O. Bryant,      67         1982         1,013,511(4)     6.2%
Middleburg, VA,
Private Investor; Director, Carlisle
Companies, Incorporated and Dover Corporation

Robert L. Burrus, Jr.,  61         1995            11,000(4)     0.1%
Richmond, VA,
Partner; McGuire, Woods, Battle
& Boothe, L.L.P., a law firm
retained by the Company for a number
of years; Director, CSX Corporation, Concepts
Direct, Inc., Heilig-Meyers Company,
S & K Famous Brands, Inc.

Max C. Chapman, Jr.,    52         1989           138,002(4)     0.8%
Scarborough, NY,
Chairman, Nomura Securities
International, Inc.; Director,
The Nomura Securities Co., Ltd.

James T. Holland,       55         1984           127,675(2)(4)  0.8%
Winchester, VA,
President and Chief Executive Officer
of the Company since 1995;
President and Chief Operating
Officer 1986-1995; Executive Vice
President, 1984-1986;Vice President
and Treasurer,1979-1984

R. Michael McCullough   57         1995            10,000(4)     0.1%
McLean, VA,
Senior Chairman,
Booz Allen & Hamilton,
a Delaware Corporation
                                       4

Stephen P. Munn,        53         1995            10,000(4)     0.1%
Syracuse, NY,
Chairman, and CEO
Carlisle Companies Incorporated
Director, Carlisle Companies
Incorporated and International Imaging
Materials Inc.


All Executive Officers and Directors as a
group (18 persons)                              4,442,334(2)(3) 27.0%
                                                         (4)
  In addition to the officers-directors listed above the remaining officers named in the summary compensation table had the following beneficial ownership of shares at January 31, 1996:

                                   COMMON STOCK
                                   BENEFICIALLY
                                   OWNED AS OF              PERCENT
  NAME AND TITLE                     1/31/96               OF CLASS

John S. Campbell,
Vice President                       33,553(4)                0.2%

Michael J. Meissner,
Vice President                       39,462(4)                0.2%

Robert C. Westfall,
Vice President                       19,656(4)                0.1%

C. Bryant Nickerson,
Treasurer, CFO & Secretary           24,416(4)                0.2%

(1) Mr. Armstrong previously served as a director of the Company for the period 1971 to 1983.

(2) Includes the following shares held by the spouses, children or associates of the following directors, which shares may be deemed held subject to shared investment and voting powers: John J. Armstrong, 12,497 shares; James T. Holland, 9,244 shares; Arthur H. Bryant II, 11,466 shares.

(3) Includes 1,429,860 shares held by the Bryant Foundation, of which Mr. Bryant is President and a Trustee.

(4) Includes the following shares for which options, which are exercisable, are held under the Company's Incentive Stock Option Plan: James T. Holland, 35,660 shares; all Officers and Directors as a group, 241,395 shares; John S. Campbell, 33,402 shares; C. Bryant Nickerson, 24,066 shares; Robert C. Westfall, 12,000 shares; Michael J. Meissner, 3,000 shares. Also includes for each director (other than Mr. Holland) 10,000 shares for which options are held under the Company's 1995 Outside Directors Stock Option Plan.





                                       5

  Under the securities laws of the United States, the Company's directors, its officers, and any persons holding ten percent or more of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the American Stock Exchange. Specific due dates for these reports are established by the Commission, and the Company is required to report in this proxy statement any failure to file by these dates during 1995. During the year, one officer, Michael J. Meissner, failed to report a gift of 1,242 shares of stock that he made in September, 1995. There were no other known failures of any officer or director to file in a timely manner the required filings. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports that they have filed with the Commission.


                      COMMITTEES OF THE BOARD OF DIRECTORS
                             AND MEETING ATTENDANCE


  During 1995, there were four regular quarterly board meetings held and all of the incumbent board members attended at least 75% of the meetings of the board and any committees on which they served, except for Mr. Bloom, who was unable to attend one regularly scheduled meeting of the Audit Committee.

  The Company has an Audit Committee which consists of Messrs. Burrus, McCullough and Bloom and Mrs. M.O.Bryant. All members of the Audit Committee are outside directors. Mr. Burrus serves as Chairman of the Audit
Committee.  The Committee met two times during 1995.   The principal
responsibilities of the Audit Committee are to direct the activity of the external audit functions, recommend the selection of external auditors to the board, provide for the continuing review of the underlying internal controls of the Company, and review published financial reports of the Company.

  There is a Compensation and Stock Option Committee of the board which consists of Messrs. Armstrong, A.H. Bryant, Chapman and Munn. All members of the Compensation and Stock Option Committee are outside directors. Mr. Armstrong serves as Chairman of this Committee. The Committee met one time during 1995. The Committee is responsible for administering the Company's stock incentive programs and for reviewing and making recommendations to the board with respect to compensation of officers and directors. The Committee also determines the key employees who should receive options and the number of shares to be granted under options.

  There is a Nominating Committee of the board which consists of Messrs. A. H.Bryant, Chapman and Holland and Mrs. M.O. Bryant. All members of the Nominating Committee are outside directors except Mr. Holland. Mr. Chapman serves as Chairman of this Committee. The Nominating Committee, if so requested by the board, recommends to the board candidates for election as directors. The Committee did not meet in 1995. The Nominating Committee will consider nominations from stockholders. Any stockholder who wishes to make a nomination for a director must advise the Secretary of the Company in writing, mailed no later than ten days before the date of the stockholders' meeting, of the name, address and business background of the nominee.

                                       6

                           COMPENSATION OF DIRECTORS


  A fee of $2,500 per quarter is currently paid to each outside director as a retainer. An additional $2,250 attendance fee is paid to each outside director for regular directors' meetings which are held four times a year. Outside directors who are committee members are paid $500 for each meeting attended. All expenses in attending meetings are normally borne by the directors.


                            MANAGEMENT REMUNERATION


Summary Compensation Table

  The following table provides certain information concerning annual and long-term compensation paid to or accrued on behalf of the President and Chief Executive Officer of the Company and the four other most highly compensated executive officers (the "Named Executive Officers") for the years 1995, 1994, and 1993.


                           SUMMARY COMPENSATION TABLE
                                               LONG TERM
                                              COMPENSATION
              ANNUAL COMPENSATION                AWARDS
---------------------------------------------- ---------- -------------------
Name and Principal                               Options       All Other
Occupation          Year   Salary($)  Bonus($)     (#)     Compensation($)(A)

James T.            1995   $329,400   $187,244     15,000        $80,268
Holland             1994    306,400        - -        - -         74,908
President & CEO     1993    306,400        - -        - -         49,958

John S.             1995   $181,000   $133,868     12,000        $13,109
Campbell            1994    171,000     52,606        - -         12,670
Vice President      1993    156,000     88,000        - -	        12,855

Michael J.          1995   $175,000   $ 75,000      3,000        $18,231
Meissner            1994        - -        - -        - -            - -
Vice President      1993        - -        - -        - -            - -

C. Bryant           1995   $136,000   $ 52,861      9,500        $12,578
Nickerson           1994    126,000     30,000        - -         13,074
Treas.,CFO & Sec.   1993    121,000        - -        - -         11,352

Robert C.           1995   $131,000   $ 55,252      7,000        $18,897
Westfall            1994    126,000     13,554        - -         17,229
Vice President      1993    106,000        - -        - -         16,029


(A) The "All Other Compensation" column includes amounts accrued under the Company's Deferred Compensation Program, split dollar life insurance premiums paid by the Company and Company contributions to the Company's Retirement Savings Plan. These amounts reflected in the table for 1995 are as follows:

                                       7

    Name                  Deferred         Split         Retirement
                        Compensation       Dollar        Savings Plan
                          Accrual         Premium        Contribution

James T. Holland          $70,622          $ 2,146         $ 7,500

John S. Campbell          $ 5,609          $   - -         $ 7,500

Michael J. Meissner       $13,731          $   - -         $ 4,500

C. Bryant Nickerson       $ 6,048          $   - -         $ 6,530

Robert C. Westfall        $ 9,453          $ 2,451         $ 6,993


Deferred Compensation Program

  Since 1985, the Company has had a deferred compensation program for key employees of the Company. Under this program, the Company has agreed to pay to each covered employee a certain sum annually for fifteen years upon his retirement or, in the event of his death, to his designated beneficiary. The annual amount payable to each of the Named Executive Officers upon retirement at age 65 is as follows: Mr. Holland, $150,000, Mr. Campbell, $30,000, Mr. Westfall, $30,000, Mr. Meissner, $30,000 and Mr. Nickerson,$30,000. A benefit is also paid if the employee terminates employment (other than by the executive's voluntary action or discharge for cause) after at least 10 years of employment with the Company. The program also provides that benefits in specified amounts may be paid to executives who retire after reaching the age of 50 and completing at least 20 years of service with the Company. In that event, the amount of the benefit depends on the employee's years of service with the Company (with the full benefit paid only if the employee has completed 25 years of service).

  The Company has purchased individual life insurance contracts with respect to each employee covered by this program. The Company is the owner and beneficiary of these insurance contracts. The employees are general creditors of the Company with respect to these benefits.

Split-Dollar Life Insurance

  In 1979, the Company initiated a split-dollar insurance program for certain key employees. The face amount of each policy is $100,000. The premium is split between the Company and the employee. No portion of the premium is expensed for financial reporting purposes since the Company will recoup its cost in full.

Retirement Savings Plan

  On January 31, 1989, the Board of Directors approved a trusteed Retirement Savings Plan (the "Plan"), effective March 1, 1989, that covers all employees of the Company and its subsidiaries whose employment is not governed by the terms of a collective bargaining agreement between employee representatives and the Company or its subsidiaries. It is the current intent of the Company to contribute three percent (3%) of a participant's annual compensation to the Plan without an employee contribution being required, and to make an additional matching contribution of up to two percent (2%) of annual compensation if the participant contributes an equal amount.
                                       8

  During 1995, total Company contributions to this Plan for salaried employees consisted of a normal Plan contribution of 3% of eligible participants' annual compensation plus an additional matching contribution of up to 2% of the participant's annual compensation.

Stock Option Plans

  The Company maintains the 1985 and 1995 Incentive Stock Option Plans.
The following tables provide information with respect to stock options that were granted to and exercised by the Named Executive Officers under the Stock Option Plans.


                      OPTIONS GRANTED IN LAST FISCAL YEAR


                                                         					    POTENTIAL
                            PERCENTAGE                           REALIZABLE
                             OF TOTAL                         VALUE AT ASSUMED
                              OPTIONS                           ANNUAL RATES
                             GRANTED TO  EXERCISE              OF STOCK PRICE
                    OPTIONS  EMPLOYEES   OR BASE              APPRECIATION FOR
                    GRANTED  IN FISCAL    PRICE   EXPIRATION  OPTION TERMS(2)
       NAME         (#)(1)     YEAR     ($/SHARE)    DATE       5%       10%
------------------- -------  ---------  --------- ---------- --------  --------
James T. Holland     15,000     15%       $10.31    4-24-05  $ 97,282  $246,532
President, CEO

John S. Campbell     12,000     12%       $10.31    4-24-05  $ 77,826  $197,226
Vice President

Michael J. Meissner   3,000      3%       $10.31    4-24-05  $ 19,456  $ 48,306
Vice President

C. Bryant Nickerson   9,500      9%       $10.31    4-24-05  $ 61,612  $156,137
Treasurer, CFO &
     Secretary

Robert C. Westfall    7,000      7%       $10.31    4-24-05  $ 45,398  $115,048
Vice President

(1)  The options were exercisable as of 4-25-95.

(2) These options were granted for a ten-year term. The amounts disclosed as the potential realizable value are the result of calculations at the 5% and 10% assumed rates of appreciation permitted by the Securities and Exchange Commission. These amounts are not intended to forecast potential future appreciation of the Company's common stock price. The amounts disclosed are based on assumed rates of appreciation in the value of the Company's common stock over a ten-year period.

                     OPTIONS EXERCISED IN LAST FISCAL YEAR

                             SHARES  ACQUIRED        VALUE
                                ON EXERCISE         REALIZED
         NAME                     (#)(1)             ($)(2)
----------------------       ----------------   ----------------
James T. Holland                  9,568             $ 1,128
President, CEO

John S. Campbell                   -  -             $  -  -
Vice President

Michael J. Meissner                -  -             $  -  -
Vice President

C. Bryant Nickerson                -  -             $  -  -
Treasurer, CFO & Secretary

Robert C. Westfall                7,656             $11,921
Vice President

 (1) Upon the exercise of an option, the optionee must pay the exercise price in cash or stock.

 (2) Represents the difference between the fair market value of the common stock underlying the option and the exercise price at exercise.

Stock Option Holdings

  The following table provides information concerning the number and value of unexercised stock options held as of December 31, 1995 by the Named Executive Officers.


                       LAST FISCAL YEAR END OPTION VALUES

                                   Number Of           Value Of
                                  Unexercised       Unexercised In-
                                    Options        The-Money Options
                                   At FY-End          At FY-End
         Name                     Exercisable        Exercisable
----------------------------      ------------       ------------
James T. Holland
President & CEO                      35,660            $ 22,844

C. Bryant Nickerson
Treasurer, CFO & Secretary           24,066            $ 14,075

John S. Campbell
Vice President                       33,402            $ 17,601

Michael J. Meissner
Vice President                        3,000            $    188

Robert C. Westfall
Vice President                       12,000            $    438

Report of Compensation and Stock Option Committee on Executive Compensation

	The Compensation and Stock Option Committee of the board has provided the following report on executive compensation:

	The Compensation and Stock Option Committee is composed of Directors who are not employees of the Company. The Committee reviews and recommends to the Board of Directors the implementation of a compensation structure that is intended to enhance the profitability of the Company. The compensation of the senior executives is structured as a combination of salary, annual bonuses dependent on profitability, stock options and a deferred compensation program. This compensation structure is intended to align the financial interests of the Company's senior executives with those of the Company's shareholders.

	At the beginning of the 1995 fiscal year, the Committee reviewed proposals submitted by the President for annual salaries and bonuses for the senior executives. The Committee determined the amount of the salary and projected bonus to be paid to each senior executive for the year based on management's recommendations and subjective factors. In making its determination, the Committee reviewed information from the Wyatt Company survey of plastics and allied products companies' executive compensation, as well as compensation data of the companies in the peer group used for purposes of the Company's April 1995 proxy statement (the domestic OEM automotive industry), to the extent such data was available from the companies' proxy statements. Based on this data, the salaries and bonuses of the Company's executive officers were generally competitive with compensation of similar officers of the companies in the Wyatt survey and the Company's peer group. The 1995 salary and projected bonus for each senior executive was set at a level consistent with the Company's historical practice and in amounts considered appropriate, taking into account this competitive data, the past performance of the executive and the efforts required of the executive in a very competitive business environment. In addition, the Committee took into consideration the Company's profitability in 1994 and the Company's projections of increased profitability in 1995.

	The 1995 bonus program for the President was structured to give the President the opportunity to receive a bonus based on the Company's 1995 net profit before bonuses and income taxes ("PBIT"). Target bonuses were established for the other senior executives who are responsible for overall management of the Company, based in part on the Company's attainment of the PBIT goals and in part on an evaluation of the executive's attainment of personal goals and objectives, as determined by the President. The bonuses for the senior executives who are directly responsible for divisions of the Company were based on the PBIT of their divisions and in most cases were subject to an evaluation of the executive's attainment of personal goals and objectives, as determined by the President.

	The Committee grants long-term incentive compensation in the form of stock options. The Committee considers stock options to be an important means of compensating executives for their efforts and ensuring that the executives maintain their incentive to increase the profitability of the Company and the value of the Company's stock. All stock options under the Company's Stock Option Plan are granted with an exercise price equal to the fair market value of the Company's stock on the date of grant. Stock options therefore provide value to executives only when shareholders benefit from stock price appreciation. The Committee selects the key employees who are to receive stock options and determines the number of shares with respect to which each option is granted. The Committee's decisions on individual awards of stock options are based on recommendations of management and on assessments as to the employee's contributions to the profitability of the Company and the employee's potential for continuing to make such contributions. During 1995, stock options were granted to key employees, including the executive officers.

	The Company maintains a deferred compensation program that provides benefits in specified amounts to the executive officers upon their retirement at age 65 or death, or upon their termination of employment (other than by the executive's voluntary action or discharge for cause) after at least ten years of employment with the Company. The program also provides that benefits in specified amounts may be paid to executives who retire after reaching age 50 and completing at least 20 years of service with the Company. The deferred compensation program is intended to provide executives with an additional incentive to remain with the Company.

	Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1,000,000 limit on the amount of compensation that will be deductible by the Company each year with respect to each of the chief executive officer and the four other most highly compensated executive officers. The compensation level of the Company's executives is well below this $1,000,000 limit. The Company's Stock Option Plan is structured to be able to comply with the exemption from the Section 162(m) limitation as a performance-based plan.

	When setting compensation, the Committee takes into account the complexity of the Company's business and the need for strong, involved management. The Committee also takes into account the substantial changes that have taken place in the Company's business and business environment during recent years and the special efforts made by senior management to continue the Company's profitability despite significant economic pressures and competition.

	The foregoing report was furnished by the Compensation Committee, consisting of Messrs. Armstrong (Chairman), Bryant, Chapman and Munn.


                            COMPARATIVE PERFORMANCE

	The following graph compares the yearly percentage change in the cumulative total stockholder return of the Company's common stock against the cumulative total return of (i) the S&P Composite 500 Stock Index, (ii) a group of public companies used in last year's proxy statement (the Old Peer Group) and (iii) the S&P Chemicals (Specialty) Index. The Old Peer Group includes the following public companies which supply products to the domestic OEM automotive industry: Donnelly Corporation; Gencorp, Inc.; Larrizza Industries; The Standard Products Company; and Trinova Corporation. Automotive Industries Holdings, Inc. is omitted from this group because its stock is no longer publicly traded. The Company believes that its business is now more comparable to the business of the companies in the S&P Chemicals (Specialty) Index than to the business of the companies in the Old Peer Group because of the sale of the Company's Gulfstream Division in 1994. The Company therefore intends to use the S&P Chemicals (Specialty) Index, rather than the Old Peer Group, for comparison purposes in its future proxy statements.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
 O'SULLIVAN CORPORATION, S&P 500, OLD PEER GROUP AND S&P CHEMICALS-SPECIALTY

   MEASURED PERIOD      O'SULLIVAN             OLD PEER  S&P CHEMICALS-
(FISCAL YEAR COVERED)   CORPORATION   S&P 500    GROUP     SPECIALTY
---------------------   -----------   -------  --------  --------------
DECEMBER 1990              100.00      100.00   100.00       100.00
DECEMBER 1991              107.93      130.47   142.98       141.17
DECEMBER 1992              131.83      140.41   171.42       149.56
DECEMBER 1993              126.62      154.56   246.25       170.53
DECEMBER 1994              135.71      156.60   206.33       148.87
DECEMBER 1995              154.47      214.86   204.94       195.67


                              CERTAIN TRANSACTIONS

	The Company leases office space in Bloomfield Hills, Michigan from Devon Associates, a partnership in which Michael J. Meissner, an executive officer of the Company, owns a 50% interest. The lease has a two-year term ending January 1, 1997 and provides for lease payments of $69,290 over the entire term of the lease.


                         ITEM TWO-SELECTION OF AUDITORS

  Yount, Hyde & Barbour, P.C., a firm of certified public accountants in Winchester, Virginia, has served as auditors of the Company for several years. The Board of Directors recommends their appointment for the 1996 fiscal year and will ask the stockholders to approve such an appointment. Representatives of the auditing firm are expected to be present at the stockholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

  Any stockholder desiring to make a proposal to be acted upon at the 1997 Annual Meeting tentatively scheduled for Tuesday, April 29, 1997, must present such proposal to the Company at its principal office in Winchester, Virginia not later than December 1, 1996, in order for the proposal to be considered for inclusion in the Company's proxy statement. Additionally, any stockholder who wishes to make a proposal from the floor at the 1996 stockholders' meeting must advise the Secretary of the Company in writing, mailed no later than April 15, 1996, of the nature of the proposal.


                                 MISCELLANEOUS

  The annual report to stockholders, containing financial statements and pertinent footnotes thereto, is included with the mailing of this proxy statement.


                                          /s/ C. Bryant Nickerson
                                          -----------------------
                                          C. BRYANT NICKERSON
                                          Treasurer, CFO & Secretary

                                    [FRONT]

PROXY                                                COMMON STOCK
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF O'SULLIVAN CORPORATION

The undersigned hereby appoints A.H. Bryant II, and J.T.Holland and each or any of them, proxy for the undersigned, with power of substitution, to vote with the same force and effect as the undersigned at the annual meeting of the stockholders of O'Sullivan Corporation on April 30, 1996 and any adjournment thereof. The matters to be voted upon at this stockholders' meeting are listed on the other side. PLEASE READ EACH ITEM CAREFULLY.

The proxy may be revoked at any time before it is voted, and the giving of this proxy will not affect the right of the stockholder to attend the meeting and vote in person. This proxy will be voted as specified and in the absence of direction will be voted FOR each of the matters listed.

The management does not know any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be presented for action according to their judgement in light of conditions then prevailing.

                          CONTINUED ON OTHER SIDE

                                  [BACK]

THE MATTERS TO BE VOTED UPON ARE:                                     ####

A.  The election of directors for the ensuing year:
    [ ]  For all nominees listed below
         J.J. Armstrong    C.H. Bloom, Jr.    A.H. Bryant II    M.O. Bryant
         R.L. Burrus, Jr.  M.C. Chapman, Jr.  J.T. Holland      R.M. McCullough
         S.P. Munn
    [ ]  For all nominees listed above except as marked to the contrary below (Instruction: to withhold authority to vote for any
         individual nominee, write the nominee's name in the space provided below.)
         _________________________________________________________________

    [ ]  Withhold authority to vote for all nominees listed above.
B.  Approval of the appointment of Yount, Hyde & Barbour, P.C. of
    Winchester, Virginia as auditors for the company for the ensuing year.
    [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN
C.  Upon such other matters as may properly come before the meeting.


                                        ------------------------ ---------
                                        SIGNATURE                DATE

                                        ------------------------ ---------
                                        SIGNATURE                DATE

Please sign, exactly as name appears above, date and return this proxy using the enclosed envelope. When shares are owned by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.